Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc. on Form S-3 of our report dated February 19, 1998, appearing and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. and subsidiaries for the year ended January 30, 1998.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Charlotte, North Carolina
February 24, 1999